UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 28, 2017

(Date of earliest event reported)

LOXO ONCOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36562	46-2996673
(Commission File Number)	(IRS Employer Identification No.)

281 Tresser Blvd., 9th Floor Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

(203) 653-3880

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.                                        Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below is incorporated into this Item 1.01 by reference.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On July 28, 2017, Loxo Oncology, Inc. (“Loxo Oncology”) entered into and closed on an Agreement for the Assignment of Patents and other Rights and for the Novation of Certain Agreements, including for Product Manufacturing (the “Agreement”) with Redx Pharma Plc and Redx Oncology Limited (acting by the joint administrators of those companies, Mr. Jason Baker and Mr. Miles Needham of FRP Advisory LLP) (collectively “Redx”), pursuant to which Loxo Oncology acquired patents and other rights related to the Redx BTK discovery program, including lead candidate LOXO-305 (formerly RXC005) (the “Redx Assets”). In consideration for the acquisition of the Redx Assets, Loxo Oncology paid a purchase price of $40 million. The Agreement is unconditional and the sale is not subject to representations and warranties. Loxo Oncology is not subject to milestone or royalty payments, and Redx is subject to non-competition provisions for three years following the sale.

A press release announcing the acquisition of the Redx Assets is filed with this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this Item 2.01 by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1	Press release, dated July 31, 2017, announcing the acquisition of the Redx Assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loxo Oncology, Inc.

Date: July 31, 2017	By:	/s/ Jennifer Burstein
Name: Jennifer Burstein
Title: Vice President of Finance and principal financial officer